EXHIBIT 10.2

EMPLOYEE CREATION ASSIGNMENT,
LICENSE AND NON-DISCLOSURE AGREEMENT
(Technical)

     This Employee Creation Assignment, License and Non-Disclosure Agreement (the “Agreement”) is entered into between Nicole Industries, Inc., a Nevada corporation (“Nicole”), and the undersigned EMPLOYEE. In consideration of employment or continued employment by Nicole, and the mutual promises contained in this Agreement, EMPLOYEE and Nicole agree as follows:

1. Definition of Terms.

     1.1 Creation. “Creation” means all ideas, concepts, inventions, devices, designs, apparatus, machines, practices, processes, methods, products, compositions of matter, improvements, formulas, algorithms, literary or graphical or audiovisual works or sound recordings, mask works, or computer programs of any kind, whether or not subject to patent, copyright, mask work right, or similar protection.

     1.2 Creates, Created. “Creates” or “Created” means invented, developed, devised, conceived, discovered, created, first reduced to practice, written, or fixed in a tangible medium of expression.

     1.3 Confidential Information. “Confidential Information” means all ideas, concepts, inventions, devices, designs, apparatus, machines, practices, processes, process parameters, methods, products, compositions of matter, improvements, formulas, algorithms, literary, graphical or audiovisual works or sound recordings, mask works, computer programs, data, documentation, information, know-how, fabrication techniques, technical plans, customer lists, price lists, supplier lists, business plans, marketing plans, financial information, and the like, in whatever form or medium, and whether or not designated or marked “Confidential” or the like, which: (1) relates to the business of Nicole, and (a) has not been disclosed by Nicole to, or (b) is not generally known to, the general public or to Nicole’s trade or industry; or (2) are received by Nicole from a third party under an obligation of confidentiality to the third party.

2. Confidential Information.

     2.1 Acknowledgement by EMPLOYEE. EMPLOYEE acknowledges that during EMPLOYEE’s employment with Nicole, EMPLOYEE may be given access to, become acquainted with, or develop Confidential Information.

     2.2 No Use or Disclosure. EMPLOYEE shall not use or disclose (directly or indirectly) any Confidential Information (whether or not developed by EMPLOYEE) at any time or in any manner, except as required in the course of employment with Nicole. EMPLOYEE acknowledges that, except as set forth on Exhibit A to this Agreement, EMPLOYEE is not a party to any agreement with any other person or entity which either (a) restricts EMPLOYEE’s use or disclosure of any information gained or learned by EMPLOYEE from the person or entity or while employed by the person or entity, or (b) otherwise relates to EMPLOYEE’s use or disclosure of any confidential information or trade secrets of the person or entity. EMPLOYEE represents that no entity has or is asserting that EMPLOYEE has breached any of the terms or provisions of any of the agreements listed on Exhibit A. The obligations of this Section are continuing and shall survive the termination of EMPLOYEE’s employment with Nicole.

     2.3 Restriction on Documents and Equipment. All Confidential Information, documents, and equipment relating to the business of Nicole, whether prepared by EMPLOYEE or otherwise coming into EMPLOYEE’s possession, are the exclusive property of Nicole, and must not be removed from any of its premises except as required in the course of EMPLOYEE’s employment with Nicole. All such Confidential Information, documents, and equipment shall be promptly returned by EMPLOYEE to Nicole upon the request of Nicole, and on any termination of EMPLOYEE’s employment with Nicole.

     2.4 No Disclosure or Use from Others. EMPLOYEE shall not disclose to Nicole or use on behalf of Nicole any confidential information or trade secrets obtained from any other person or entity, and shall not bring confidential information or trade secrets of any other person or entity onto Nicole’s premises.

3. Creations.

     3.1 Disclosure and Assignment of Creations. Employee shall promptly inform and disclose to Nicole all Creations which Employee Creates (either alone or with others) while in the employment of Nicole, if the Creations:

3.1.1	relate, at the time Created, to the business of Nicole or to any actual or demonstrably anticipated research or development work of Nicole; or

3.1.2	result from any work performed by Employee for Nicole; or

3.1.3	were Created utilizing any of Nicole’s equipment, supplies, facilities, time, or Confidential Information.

ALL OF THE ABOVE-DESCRIBED CREATIONS THAT ARE SUBJECT TO COPYRIGHT OR MASK WORK PROTECTION ARE EXPLICITLY CONSIDERED BY EMPLOYEE AND Nicole TO BE WORKS MADE FOR HIRE TO THE FULLEST EXTENT PERMITTED BY LAW. ALL OF THE ABOVE-DESCRIBED CREATIONS OTHERWISE ARE HEREBY AUTOMATICALLY ASSIGNED BY EMPLOYEE TO Nicole IMMEDIATELY UPON SUCH CREATION, AND ARE THE EXCLUSIVE PROPERTY OF Nicole. Nicole SHALL HAVE NO OBLIGATION TO PAY EMPLOYEE ANY ADDITIONAL CONSIDERATION FOR ANY SUCH ASSIGNMENT. EMPLOYEE SHALL EXECUTE SUCH DOCUMENTS AS Nicole REASONABLY MAY REQUEST FROM TIME TO TIME TO EVIDENCE ANY SUCH ASSIGNMENT.

     3.2 Governmental Rights. Employee shall assign to Nicole all of Employee’s rights in any Creation of Employee if Nicole is required to grant those rights to the United States government or any agencies of the United States government.

     3.3 Employee’s Assistance. Employee agrees to assist Nicole in obtaining and/or maintaining patents, copyrights, mask work rights, and similar rights to any Creations assigned by Employee to Nicole if Nicole, in its sole discretion, requests such assistance. Employee shall sign all documents and do all other things deemed necessary by Nicole, at Nicole’s expense, to obtain and/or maintain such rights, to assign them to Nicole, to defend them from invalidation, and to protect them against infringement by other parties. The obligations of this Section are continuing and shall survive the termination of Employee’s employment with Nicole. If Nicole requires Employee’s assistance under this Section after termination of employment with Nicole, Employee shall be compensated for time actually spent in providing assistance at Employee’s hourly pay rate at the date of Employee’s termination.

     3.4 Appointment of Agent. Employee irrevocably appoints the person who from time to time is the President of Nicole to act as Employee’s agent and attorney-in-fact to perform all acts necessary to obtain and/or maintain patents, copyrights, mask work rights, and similar rights, to any Creations assigned by Employee to Nicole under this Agreement if (a) Employee refuses to perform those acts, or (b) is unavailable, within the meaning of any applicable laws. Employee acknowledges that the grant of the foregoing power of attorney is coupled with an interest and shall survive the death or disability of Employee.

     3.5 Further Disclosure. Employee shall promptly disclose to Nicole, in confidence, (a) all Creations of any kind which Employee Creates while employed by Nicole, and (b) all patent applications filed by Employee within one (1) year after termination of employment with Nicole. Employee agrees that any application for a patent, copyright registration, mask work registration, or similar right filed within one (1) year after termination of employment with Nicole shall be presumed to relate to a Creation of Employee Created during employment at Nicole, unless Employee can prove otherwise.

     3.6 Records. Employee shall keep complete, accurate, and authentic information and records on all Creations in the manner and form requested by Nicole. The information and records, and all copies of them, shall be the exclusive property of Nicole. Employee shall promptly surrender the information and records upon the request of Nicole, and on any termination of Employee’s employment with Nicole.

     3.7 Conformance with Labor Code. THIS AGREEMENT DOES NOT APPLY TO ANY CREATIONS WHICH QUALIFY FULLY UNDER THE PROVISIONS OF SECTION 2870 OF THE CALIFORNIA LABOR CODE, OR ANY SIMILAR APPLICABLE LAW. For Employee’s information, the current text of Section 2870 is reproduced below:

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

4. Restrictions on EMPLOYEE.

     4.1 No Conflicting Competition. While employed by Nicole, EMPLOYEE shall not in any manner (whether as an employee, consultant, or otherwise) perform services for, or have an ownership interest in (other than less than a 5% interest in a publicly-held company), any entity that competes with Nicole.

     4.2 No Competitive Planning. While employed by Nicole, EMPLOYEE shall not undertake any planning for any outside business activity (a) competitive with the work which EMPLOYEE performs for Nicole, or (b) competitive with the profit unit of Nicole for which EMPLOYEE works.

     4.3 No Hiring of Other Employees. While employed by Nicole, and for 2 years afterward, EMPLOYEE shall not employ or attempt to employ (whether as an employee, consultant, or otherwise), in competition with Nicole, any of Nicole’s other employees who work in any area in which EMPLOYEE has been significantly engaged on behalf of Nicole.

     4.4 No Use of Confidential Information. While employed by Nicole, and for 2 years afterward, EMPLOYEE shall not enter into any employment (whether as an employee, consultant, or otherwise) competitive with Nicole in which the duties of the competitive employment would inherently require EMPLOYEE to disclose or use any Confidential Information.

     4.5 No Solicitation of Customers. While employed by Nicole, and for 2 years afterward, EMPLOYEE shall not divert or attempt to divert (by solicitation or by any other means) the customers of Nicole existing during such employment or at the time of the termination of EMPLOYEE’s employment with Nicole.

     4.6 No Conflicting Agreements. EMPLOYEE represents that, except as specifically set forth on Exhibit A hereto, EMPLOYEE has no agreements with or obligations to any other person or entity that would interfere with EMPLOYEE’s compliance with this Agreement.

     4.7 Subsequent Employment. EMPLOYEE agrees that Nicole may notify any other person or entity as to the existence and provisions of this Agreement.

5. Pre-existing Creations.

     5.1 Representation of Coverage and Grant of License. Except for those Creations (if any) specifically reserved by EMPLOYEE on Exhibit B to this Agreement, EMPLOYEE represents that there are no Creations owned wholly or in part by EMPLOYEE, or controlled directly or indirectly by EMPLOYEE, which EMPLOYEE considers to be reserved and excluded from the scope of this Agreement. EMPLOYEE grants to Nicole a royalty-free, non-exclusive, irrevocable license on any and all non-reserved Creations of EMPLOYEE.

     5.2 Preservation of Confidence. In order to preserve EMPLOYEE’s proprietary rights in any unpatented or unpublished reserved Creations, Nicole shall keep in confidence all information provided by EMPLOYEE pertaining to any reserved Creation, unless the information: (a) is already known to or in the possession of Nicole; (b) is or becomes publicly known through no wrongful act of Nicole; (c) is rightfully received by Nicole from a third party without breach of any obligation to EMPLOYEE; (d) is approved for release by written authorization of EMPLOYEE; (e) is distributed or made available to others by EMPLOYEE without restriction as to use or disclosure; or (f) is developed independently by Nicole through persons not involved with information received by Nicole from EMPLOYEE.

     5.3 License from Use. Notwithstanding the reservation of a Creation under Section 5.1 if EMPLOYEE (a) uses a reserved Creation while employed by Nicole, or (b) permits the use of a reserved Creation by another employee of Nicole, and does not have a prior written agreement with Nicole pertaining to such use, then EMPLOYEE thereby automatically grants to Nicole a royalty-free, non-exclusive, irrevocable license to that Creation (provided that the reserved Creation is owned wholly or in part by EMPLOYEE, or is within the direct or indirect control of EMPLOYEE at the time of employment).

     5.4 Right of First Refusal. With respect to any reserved Creations specified under Section 5.1 above, EMPLOYEE grants to Nicole a right of first refusal to purchase or license such Creations (unless otherwise licensed to Nicole by any other terms of this Agreement) on terms at least as favorable as those offered by EMPLOYEE to any other purchaser or licensee while EMPLOYEE is employed by Nicole.

6. General Provisions.

     6.1 Attorneys’Fees. If any arbitration, litigation, or other legal proceeding occurs between the parties relating to this Agreement, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses (including attorneys’fees) incurred in the proceeding and any appeal therefrom.

     6.2 Waiver and Amendment. No waiver, amendment, or modification of this Agreement shall be effective unless in writing and signed by the party against whom the waiver, amendment, or modification is sought to be enforced. No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of the right, power, or remedy. No waiver of any term, condition, or breach of this Agreement shall be construed as a waiver of any other term, condition, or breach.

     6.3 Successors and Assigns. This Agreement is intended to benefit and is binding on the successors and assigns of Nicole, and the heirs and legal successors of EMPLOYEE.

     6.4 Separate Enforcement of Provisions. If any provision of this Agreement is held by a court or arbitrator of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall be enforced to the fullest extent possible.

     6.5 Governing Law. The validity, construction, and performance of this Agreement is governed by the laws of the State of California applicable to contracts made and to be fully performed in the State of California.

     6.6 Right to Relief. If EMPLOYEE breaches or threatens to breach any provision of this Agreement, in addition to any other rights and remedies Nicole may have, Nicole shall be entitled to temporary and permanent injunctive relief to prevent the breach or threatened breach and to other equitable relief without the necessity of proving actual damages or posting any bond or undertaking.

7. Effective Date and Other Terms of Employment.

EMPLOYEE MUST SEPARATELY INITIAL
EACH OF THE FOLLOWING PROVISIONS

     7.1 Effective Date. This Agreement, no matter when signed by EMPLOYEE, is effective from the first date of EMPLOYEE’s employment with Nicole, and shall survive the termination of EMPLOYEE’s employment with Nicole.

      7.2 Employee Policies. EMPLOYEE acknowledges that EMPLOYEE has received a copy of Nicole’s written Employee Policies. EMPLOYEE agrees that in the event of any conflict between the provisions of this Agreement and the provisions of the Employee Policies, the provisions of this Agreement shall control. EMPLOYEE agrees that Nicole, from time to time and in its sole and absolute discretion, may modify or delete any policy, benefit, or practice described in the Employee Policies. EMPLOYEE agrees to become familiar with the Employee Policies and to be responsible for keeping aware of any changes in the Employee Policies that are made known to employees through the usual channels of communication at Nicole. EMPLOYEE acknowledges that only Nicole, through written notices, can alter the language, policies, benefits, or practices contained in the Employee Policies, and EMPLOYEE acknowledges that EMPLOYEE cannot reasonably rely upon any statement concerning the length or security of EMPLOYEE’s employment at Nicole which is not contained in this Agreement or in the Employee Policies.

     7.3 At Will Employment. Unless specifically provided differently in a separate written agreement signed by an authorized agent of Nicole, EMPLOYEE acknowledges and agrees that, in consideration of continued employment with Nicole, EMPLOYEE’s employment by Nicole is “AT WILL”, and can be terminated at any time by Nicole for any reason, with or without good cause, and with or without prior warning or notice.

     7.4 No Right to Continuing Employment. No provision of this Agreement shall be construed as giving EMPLOYEE any right to be retained in the employment of Nicole or to be retained in the employment of Nicole for any particular period.

8. Entire Agreement. This Agreement, including all referenced attachments, constitutes the complete and final agreement between the parties, and supersedes all prior negotiations, agreements, and understandings between the parties concerning its subject matter.

9. Acknowledgment of Reading. EMPLOYEE acknowledges that EMPLOYEE has read and understands this Agreement, and has received a copy of it.

     AGREED:

—————————————— Ju Young Park —————————————— Dated	Nicole Industries, Inc. —————————————— Min Kyung Park, Secretary —————————————— Dated

OTHER AGREEMENTS

     Set forth below is a description of all other agreements to which EMPLOYEE is a party or by which EMPLOYEE may be bound which either (1) restrict EMPLOYEE’s use or disclosure of any information gained or learned from any other person or entity or while employed by any other person or entity or (2) otherwise relate to EMPLOYEE’s use or disclosure of any confidential information or trade secrets of any other person or entity.

     If this Exhibit is blank, it shall be presumed that EMPLOYEE is neither a party to nor bound by any such agreement.

RESERVED CREATIONS

     Except for those Creations described on this Exhibit, there are no Creations owned wholly or in part by EMPLOYEE, or controlled directly or indirectly by EMPLOYEE, which EMPLOYEE considers to be reserved and excluded from the scope of the EMPLOYEE Creation Assignment, License and Non-Disclosure Agreement between EMPLOYEE and Nicole.

     If this Exhibit is blank, it shall be presumed that there are no such reserved or excluded Creations.